Exhibit 99.1

      Certification of Chief Executive Officer and Chief Financial Officer
            Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Kim S. Price, Chief Executive Officer and Gary F. Hoskins, Chief Financial Officer of Citizens South Banking Corporation (the "Company") each certify in his capacity as an officer of the Company that he has reviewed the quarterly report on Form 10-Q for the quarter ended June 30, 2002 and that to the best of his knowledge:

      (1) the report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.


                                 Citizens South Banking Corporation


Date: August 13, 2002            By:  /s/ Kim S. Price
                                      ------------------------------------------
                                      Kim S. Price
                                      President and Chief Executive Officer


Date: August 13, 2002            By:  /s/ Gary F. Hoskins
                                      ------------------------------------------
                                      Gary F. Hoskins
                                      Senior Vice President, Chief Financial
                                      Officer and Treasurer